Exhibit 10.37(a)

AMENDMENT NO. 1

TO THE

FOUNDRY AGREEMENT

DATED SEPTEMBER 28, 2006

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Foundry Agreement entered into as of September 28, 2006 (the “Agreement”), by and between Spansion Inc., a Delaware corporation, Spansion Technology, Inc., a Delaware corporation, and Spansion LLC, a Delaware limited liability company, solely in their capacities as guarantors of Spansion’s obligations hereunder and under the Agreement (“Guarantors”), Spansion Japan Limited, a Japanese corporation (“Spansion”), and Fujitsu Limited, a Japanese corporation (“Fujitsu”), and assigned by Fujitsu to Fujitsu Microelectronics Limited, a Japanese corporation (“FML”), effective March 21, 2008, is made and entered into as of June 19, 2008 (the “Amendment Date”).

Whereas, Spansion and FML wish to further amend the Agreement,

Now, therefore, it is agreed that the Agreement shall be modified as follows:

1. Notwithstanding anything to the contrary set forth in Sections 2.6.1 through 2.6.6 of the Agreement, FML and Spansion hereby agree that the Subsequent Period Commitment and Subsequent Period Price for each of the third and fourth Quarters of 2008 are as defined on Exhibit I attached to this Amendment. Spansion and FML further agree that except as otherwise expressly provided in Exhibit I, the Subsequent Period Remedies for each of the third and fourth Quarters of 2008 shall remain as set forth in Sections 2.2 and 2.3 of the Agreement. Spansion and FML will negotiate in good faith to agree by October 31, 2008 upon the Subsequent Period Commitment, Subsequent Period Price and Subsequent Period Remedies with respect to the Quarters of the Subsequent Period falling in 2009.

2. All capitalized terms used but not defined in this Amendment shall have the meanings assigned to such terms in the Agreement.

3. All terms and conditions of the Agreement not specifically modified by this Amendment shall remain unchanged and in full force and effect. This Amendment shall be deemed a part of and construed in accordance with the Agreement. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly signed and executed on the date and year first above written.

FUJITSU MICROELECTRONICS LIMITED

By:	/s/ Koichi Ishizaka

Name:	Koichi Ishizaka

Title:	Vice President & Director

SPANSION INC.

By:	/s/ Dario Sacomani

Name:	Dario Sacomani

Title:	CFO 7-14-08

SPANSION TECHNOLOGY, INC.

By:	/s/ Dario Sacomani

Name:	Dario Sacomani

Title:	CFO 7-14-08

SPANSION LLC

By:	/s/ Dario Sacomani

Name:	Dario Sacomani

Title:	CFO 7-14-08

SPANSION JAPAN LIMITED

By:	/s/ Dario Sacomani

Name:	Dario Sacomani

Title:	CFO 7-14-08

EXHIBIT I

Subsequent Period Commitment for each of the third and fourth Quarters of 2008

• For the third Quarter of 2008:	no fewer than 111,000 wafers

• For the fourth Quarter of 2008:	no fewer than the remaining wafers required to bring the total for Q3 2008 and Q4 2008 to 240,000 wafers

Subsequent Period Price

For the third and fourth Quarters of 2008: 41,600 Japanese Yen for the first 240,000 wafers and 32,000 Japanese yen for any additional wafers. However, in the event that Spansion fails to take 240,000 wafers in then Spansion will true up the purchse price for the wafers calculated as follows: 45,000 Japanese Yen for the first 177,000 wafers and 32,000 Japanese Yen for any additional wafers.